SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                                 FORM 8-K


                               CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange

         Act of 1934



Date of Report (date of earliest event reported): November 12, 1996


                TOP SOURCE TECHNOLOGIES, INC.
    (Exact Name of Registrant as Specified in its Charter)





                              Delaware
          (State or other jurisdiction of incorporation)



       1-11046                                        84-1027821
(Commission File Number)                  (IRS Employer Identification No.)



 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida 33418
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code (407) 775-5756




         (Former name or former address, if changed since last report)





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Item 2.  Acquisition or Disposition of Assets.


     (a) On October 30, 1996, United Testing Group, Inc. ("UTG"), a wholly-owned subsidiary of Top Source Technologies, Inc. (the "Company"), sold substantially all of its assets (consisting of three central oil analysis laboratories) to a subsidiary of Staveley Industries, plc of Great Britain (the"Buyer") which. operate over 20 central oil analysis laboratories in the U.S. UTG retained its accounts receivables. The Buyer also assumed certain liabilities including UTG's three leases in Atlanta, Georgia, Addison, Illinois, and Sparks,Nevada. In addition to the sale of the assets, UTG also leased to the Buyer its database, and the Company's On-Site Analyzer, Inc.
subsidiary leased to the Buyer two on-site oil analyzers. The Company will receive approximately $4.5 million from the transaction including collection of its accounts receivables. There was no material relationship between the Buyer and the Company, its officers, directors and affiliates.

         (b)      Not applicable.

         (c)      Exhibits:

         2.       Asset Purchase Agreement






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                                                    Signatures


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                 TOP SOURCE TECHNOLOGIES, INC.
                       (Registrant)



By (Signature and Title):                    /s/Stuart Landow
                                             Stuart Landow, President



Dated: November 12, 1996










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